UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Cohen Circle Acquisition Corp. I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

PROSPECTUS SUPPLEMENT No. 1
(to prospectus dated July 22, 2025)

KYIVSTAR GROUP LTD.

UP TO 23,000,000 COMMON SHARES

UP to 7,666,667 WARRANTS TO PURCHASE COMMON SHARES

up to 7,666,667 common shares underlying warrants

This prospectus supplement updates, amends and supplements the prospectus dated July 22, 2025 (the “Prospectus”) which forms a part of our Registration Statement on Form F-4 (Registration Statement No. 333-287802). This prospectus supplement is being filed to update, amend and supplement the information previously included in the Prospectus with the information attached to this prospectus supplement.

This prospectus supplement updates, amends and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common shares are expected to be listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “KYIV.” Our warrants are expected to be listed on Nasdaq under the symbol “KYIVW.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 7, 2025.

Kyivstar Group Reports Second Quarter 2025 Trading Update

●	Total operating revenue, including the first-time consolidation of Uklon, reaches USD 284 million or UAH 11.8 billion, up 20.9% year-on-year in USD and 25.9% in local currency terms

●	Profit for the period amounts to USD 82 million, up 13.9% year-on-year in USD and 18.6% in local currency terms, with a profit margin of 28.9%

●	Adjusted EBITDA[1] reaches USD 165 million, up 18.7% year-on-year in USD and 23.6% in local currency terms, with an adjusted EBITDA margin[1] of 58.1%

●	Shares of direct digital revenue rises to 10.3% of total operating revenue as Uklon is consolidated effective April. Uklon contributed USD 21.7 million in revenue and USD 9.3 million in adjusted EBITDA in 2Q25

KYIV, Ukraine, August 7, 2025 – Kyivstar Group, Ukraine’s leading digital operator (“Kyivstar Group” or “the Company”) and a subsidiary of VEON Ltd. (Nasdaq: VEON) (“VEON Group” or “VEON”), today announced its unaudited financial and operating results for the second quarter ended June 30, 2025.

	2Q25	2Q24	YoY	2Q25	2Q24	YoY
	USD mln or %			UAH bln or %
Total operating revenue	284	235	20.9%	11.8	9.4	25.9%
Profit for the period	82	72	13.9%	3.4	2.9	18.6%
Adj. EBITDA[1]	165	139	18.7%	6.8	5.5	23.6%

Average UAH/USD exchange rates: 2Q25: 41.5078 UAH/USD; 2Q24: 39.8478 UAH/USD
End-of period UAH/USD exchange rates as of June 30, 2025: 41.6409 UAH/USD; as of June 30, 2024: 40.5374 UAH/USD

[1]	For more information, see section titled “Presentation of Non-IFRS Financial Measures” at the end of this press release, including the reconciliations of non-IFRS measures to IFRS measures.

“Kyivstar Group continues to demonstrate the resilience and strength of our digital operator strategy, delivering strong revenue growth and robust profitability,” said Oleksandr Komarov, CEO of Kyivstar Group. “This quarter’s results showcase our ability to drive sustainable financial performance while expanding our digital ecosystem. The successful integration of Uklon is already contributing meaningfully to our direct digital revenue stream, reinforcing our position as Ukraine’s leading digital operator. We remain on track with our Nasdaq listing timeline and look forward to completing this important milestone, which will further support our mission to contribute to Ukraine’s reconstruction and accelerate the country’s digital transformation.”

Second Quarter 2025 Financial and Operational Highlights

●	Sustained Revenue Growth: Total operating revenue for 2Q25 was USD 284 million, up 20.9% year-on-year in USD and 25.9% year-on-year in local currency terms, driven by the first-time consolidation of Uklon, which contributed USD 21.7 million in revenue, as well as growth across both telecom and digital segments generally.

●	Enhanced Profitability: Adjusted EBITDA for 2Q25 was USD 165 million, up 18.7% year-on-year. This represents an adjusted EBITDA margin of 58.1% in 2Q25. In local currency terms, 2Q25 adjusted EBITDA growth was 23.6% year-on-year, and adjusted EBITDA margin was 58.1%, driven by revenue growth and disciplined management of the operating cost base.

●	Multiplay Customers Continue to Support Growth: The Multiplay customer base, which are customers who use at least one digital application in addition to 4G data and voice connectivity, was up by 23.7% year-on-year to 6.5 million customers and represented 31.7% of one-month-active mobile customers[i] reflecting increased adoption of digital products.

●	Digital Services Users: Total digital monthly active users across Kyivstar Group’s digital applications Uklon, MyKyivstar, Kyivstar TV and Helsi reached 13.4 million in 2Q25, up 51.2% from 8.8 million a year earlier. This includes 3.5 million users related to the acquisition of Uklon.

●	Strong First Quarter of Uklon Contribution: Uklon contributed USD 21.7 million in revenue, with 41.2 million rides booked, up 18.9% year-on-year, and 1.1 million deliveries completed, up 33.4% year-on-year. This strong growth propelled direct digital revenue to 10.7% of total revenue, marking a 460.3% increase of year-on-year.

Strategic Milestones:

●	Business combination with Cohen Circle Acquisition Corp. I (Nasdaq: CCIR) (“Cohen Circle”), expected to close on schedule, and to result in Kyivstar Group becoming the only pure-play Ukrainian investment opportunity on U.S. stock markets.

●	Announced the execution of non-redemption agreements with accredited institutional investors, including Helikon and Clearline. These commitments cover approximately 5.05 million CCIR Class A shares corresponding to USD 52.3 million in Cohen Circle’s trust account, securing the minimum USD 50 million cash condition for the proposed business combination.

●	Received regulatory approval to begin field testing Starlink’s Direct-to-Cell services in Ukraine. The service is aimed at enhancing rural and emergency connectivity and is planned to launch in 4Q25 with initial support for SMS and OTT messaging.

[i]	Multiplay as a % of total active Kyivstar one-month subscriber base in March 2025 (unique active subscribers over one-month period)

Additional Information and Where to Find It

Kyivstar Group Ltd. and VEON Holdings B.V. have filed on June 5, 2025, a registration statement on Form F-4 (File No. 333-287802) (as amended from time to time, the “Registration Statement”) as co-registrants that includes a preliminary proxy statement/prospectus of Cohen Circle and a preliminary prospectus of Kyivstar Group. On July 22, 2025, Cohen Circle mailed a definitive proxy statement/prospectus relating to the business combination and other relevant documents to its shareholders. This communication does not contain all the information that should be considered concerning the business combination and is not intended to provide the basis for any investment decision or any other decision in respect of the business combination. VEON, Cohen Circle and Kyivstar Group may also file other documents regarding the business combination with the SEC. Cohen Circle’s shareholders and other interested persons are advised to read the Registration Statement, the proxy statement/prospectus and other documents filed in connection with the business combination, as these materials will contain important information. Investors and shareholders are able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed or will be filed with the SEC by Cohen Circle through the website maintained by the SEC website at www.sec.gov or by directing a written request to: Cohen Circle Acquisition Corp. I, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

About Kyivstar Group

Kyivstar Group operates Ukraine’s leading digital operator, serving more than 22.4 million mobile customers and over 1.1 million home internet fixed line customers as of June 30, 2025. Kyivstar Group and its subsidiaries provide services across a wide range of mobile and fixed line technologies, including 4G, big data, cloud solutions, cybersecurity, digital TV, and more. VEON, together with Kyivstar Group, intends to invest USD 1 billion in Ukraine during 2023-2027, through social investments in infrastructure and technological development, charitable donations and strategic acquisitions. Kyivstar Group and its subsidiaries have been operating in Ukraine for more than 27 years. For more information, visit: www.kyivstar.ua.

About VEON

VEON is a digital operator that provides converged connectivity and digital services to nearly 160 million customers. Operating across six countries that are home to more than 7% of the world’s population, VEON is transforming lives through technology-driven services that empower individuals and drive economic growth. VEON is listed on Nasdaq. For more information, visit: https://www.veon.com.

About Cohen Circle

Cohen Circle Acquisition Corp. I is a special purpose acquisition company sponsored by investment firm Cohen Circle, LLC and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more technology and/or financial services businesses. Cohen Circle’s units, Class A ordinary shares and warrants are listed on Nasdaq under the symbols “CCIRU,” “CCIR” and “CCIRW,” respectively.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the transactions mentioned herein or the proposed business combination with Cohen Circle. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Cohen Circle, Kyivstar Group, certain shareholders of Cohen Circle, VEON and certain of Cohen Circle’s, Kyivstar Group’s and VEON’s respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the shareholders of Cohen Circle with respect to the proposed business combination. A list of the names of such persons and information regarding their interests in the proposed business combination is set forth in the Registration Statement. Free copies of these documents may be obtained from the sources indicated above.

Financial Information Presented

Kyivstar Group’s results and other financial information presented in this document are, unless otherwise stated, prepared in accordance with International Financial Reporting Standards (“IFRS”) and have not been externally reviewed and/or audited. The financial information included in this document is preliminary and is based on a number of assumptions that are subject to inherent uncertainties and subject to change. The financial information presented herein is based on internal management accounts, is the responsibility of management and is subject to financial closing procedures which have not yet been completed and has not been audited, reviewed or verified. Certain amounts and percentages that appear in this document have been subject to rounding adjustments. As a result, certain numerical figures shown as totals, may not be an exact arithmetic aggregation of the figures that precede or follow them. Although we believe the information to be reasonable, actual results may vary from the information contained above and such variations could be material. As such, you should not place undue reliance on this information. This information may not be indicative of the actual results for the current period or any future period.

Forward-Looking Statements

This press release contains “forward-looking statements,” as the phrase is defined in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “opportunity,” “plan,” “project,” “should,” “strategy,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements relating to, among other things, the timing of the closing of the proposed business combination and the listing of Kyivstar Group’s common shares and warrants on Nasdaq, the expected investment opportunity in Kyivstar Group following the closing of the business combination, including the expectation that Kyivstar Group will be the only pure-play Ukrainian investment opportunity and the growth potential of Kyivstar Group. These statements are based on VEON, Cohen Circle and Kyivstar Group management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Kyivstar Group’s, VEON’s or Cohen Circle’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the inability to complete the business combination due to the failure to obtain the necessary shareholder approvals or to satisfy other conditions to closing; changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; the decision by the SEC to deem effective the Registration Statement; the ability to meet the Nasdaq listing standards upon closing of the business combination and admission of Kyivstar Group for trading on Nasdaq; changes in applicable laws or regulations; the escalation or de-escalation of war between Russia and Ukraine; the successful integration of Uklon; continued growth in digital services; and other risks and uncertainties set forth in the section entitled “Risk Factors” included in the Registration Statement filed by Kyivstar Group with the SEC on June 5, 2025 and in any other subsequent filings with the SEC by Kyivstar Group or Cohen Circle. Forward-looking statements are inherently subject to risks and uncertainties, many of which VEON, Kyivstar Group and Cohen Circle cannot predict with accuracy and some of which neither VEON, Kyivstar Group nor Cohen Circle might not even anticipate. The forward-looking statements contained in this press release speak only as of the date of this release. VEON, Kyivstar Group and Cohen Circle do not undertake to publicly update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events, except as required by U.S. federal securities laws.

Presentation of Non-IFRS Financial Measures and Performance Metrics

In addition to the results provided in accordance with IFRS throughout this press release, Kyivstar Group has provided the non-IFRS financial measures Adjusted EBITDA and Adjusted EBITDA Margin (the “Non-IFRS Financial Measures”), as well as key performance indicators mobile ARPU, multiplay customers and total digital MAU.

Kyivstar Group defines Adjusted EBITDA as earnings before interest, tax, depreciation, amortization, impairment, gain/loss on disposals of non-current assets, net foreign exchange gain and other non-operating gains/losses, net. Kyivstar Group defines Adjusted EBITDA Margin as Adjusted EBITDA divided by total operating revenues. Kyivstar Group uses the Non-IFRS Financial Measures in addition to its results determined in accordance with IFRS in order to evaluate its financial and operating performance, to generate future operating plans and make strategic decisions. Kyivstar Group believes that the Non-IFRS Financial Measures may be helpful to investors because they provide additional tools for investors to use in evaluating its ongoing operating results and trends and in comparing its financial results with other companies operating in similar industries because they provide consistency and comparability with past financial performance. The Non-IFRS Financial Measures are not intended to replace, and should not be considered superior to, the presentation of the Kyivstar Group financial results in accordance with IFRS. The Non-IFRS Financial Measures may not be comparable to other similarly entitled measures computed by other companies.

The following table presents reconciliations of Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable IFRS financial performance measures, which are profit for the period and profit margin, respectively:

(USD in millions)	2Q25	2Q24
Profit for the period	82	72

Income taxes	21	17
Profit before tax	103	89
Depreciation	35	28
Amortization	16	10
Impairment, net	2	1
Finance costs	18	21
Finance income	(4)	(8)
Other non-operating gain / (loss), net	2	-
Net foreign exchange (loss) / gain	(8)	(2)
Adjusted EBITDA	165	139

Profit margin	29%	31%

Adjusted EBITDA Margin	58%	59%

Key Performance Indicators

Mobile ARPU measures the monthly average revenue per mobile user. Kyivstar Group calculates mobile ARPU by dividing its mobile service revenue (excluding guest roaming and wholesale interconnection revenue) during the relevant period by the average number of its mobile customers during the period and dividing by the number of months in that period. Mobile service revenue used to calculate mobile ARPU excludes guest roaming and wholesale interconnection revenue, as this revenue is not generated by Kyivstar Group’s customers but are proceeds received by other operators for the services received by its subscribers.

Multiplay customers are doubleplay 4G customers who also used one or more of Kyivstar Group’s digital products at any time during the one month prior to such measurement date.

Total digital MAU is a gross total cumulative MAU of applications offered. Under this metric, a single individual who is active in more than one application is counted as a separate MAU under each such application, such that the total digital MAUs may include individuals being counted more than once.

Contact Information

Kyivstar Group

Media and Investor Contact:

Kyivstar@icrinc.com

VEON Media Contact

Email: pr@veon.com